Bowne & Co., Inc.
345 Hudson Street 212/886-0614 Fax: 212/229-7392

NEWS RELEASE
Investor Relations Contact: William J. Coote Treasurer 212-886-0614 bill.coote@bowne.com
FOR IMMEDIATE RELEASE
BOWNE & CO. REPORTS 2005 THIRD QUARTER RESULTS
Company Implementing $10 Million in Annualized Cost Savings
NEW YORK, October 26, 2005 — Bowne & Co., Inc. (NYSE: BNE) today announced a 2005 third quarter loss from continuing operations of $3.8 million—or $0.11 per share—compared to a loss of $5.3 million, or $0.15 per share, for the third quarter of 2004. Revenue was $159.4 million in the 2005 third quarter, compared to $138.4 million in the comparable quarter of 2004. Financial Print revenue for the third quarter of 2005 increased $22.3 million, or 17% over the third quarter of 2004, primarily as a result of increased compliance reporting and mutual fund services. The 2005 and 2004 results from continuing operations exclude Bowne Global Solutions (BGS), which was sold to Lionbridge Technologies, Inc. in September 2005.
For the nine months ended September 30, 2005, income from continuing operations was $8.2 million, or $0.23 per diluted share, versus $7.6 million, or $0.21 per diluted share, for the same period last year. Revenue for the nine months ended September 30, 2005 was $532.6 million, up 2.3%, from $520.7 million in 2004, principally the result of a 13.7% increase in compliance reporting and mutual fund revenue, which was partially offset by a decrease in transactional financial print and Litigation Solutions revenue.
Excluding restructuring, integration and asset impairment charges and the gain on the sale of a building, pro forma loss per share from continuing operations was $0.04 and $0.13 in the third quarter of 2005 and 2004, respectively. Pro forma diluted earnings per share from continuing operations was $0.36 and $0.29 for 2005 and 2004 year-to-date, respectively. (See Pro Forma Supplemental Income Information on the last page of this release for a reconciliation of these non-GAAP financial measures to our Condensed Consolidated Statements of Operations.)
Philip E. Kucera, Chairman and Chief Executive Officer, said, “With the successful sale of our globalization business completed, we are executing our strategy to strengthen and grow our core business. We are investing in client-facing facilities and technology to ensure we remain the leading financial printer; however, we remain diligent with our resources.”
The Company is implementing $10 million in annualized cost savings – primarily the result of a reduction in workforce. The Company estimates that related restructuring expenses from these cost reductions will result in a fourth quarter pre-tax charge of $4 million.
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David J. Shea, President and Chief Operating Officer, added, “Our recent shift to a regional approach, which gives local management the resources and responsibility to deliver the best service to our clients, enables us to take the actions that we announced today while remaining certain our clients will continue to receive the best service in the industry. Our non-transactional revenue, particularly mutual fund and compliance reporting, continues to grow, and we see these as opportunities for continued growth.”
Financial Print: For the third quarter, Financial Print reported revenue of $152.3 million, compared to $130.0 million for the same period last year. Segment profit for the quarter increased $3.1 million and as a percentage of revenue was 6.3%, compared to 4.9% for the same period in 2004.
Year-to-date Financial Print revenue was $509.9 million compared to $494.0 million. Mutual fund and compliance revenue, increased 14% over 2004, offset by a 13% decrease in transactional revenue, which mirrors the decrease in transactional activity year-to-date. Year-to-date 2005 segment profit decreased $3.0 million, and as a percentage of revenue, was 11.6%, compared to 12.6% for the same period in 2004.
Litigation Solutions: Litigation Solutions’ third quarter and year-to-date revenue decreased $1.3 million and $4.0 million, respectively, from last year. However, segment profit increased $0.7 million as compared to the third quarter of 2004 and $1.2 million year-over-year. The increase in segment profit is attributable to an overall reduction in expenses, and increased marketing expenses in 2004. During the third quarter of 2005, the Company recorded a pre-tax impairment charge of $2.1 million related to its document scanning and coding business.
Discontinued Operations: The 2005 and 2004 results from discontinued operations include Bowne Global Solutions (See press release dated September 1, 2005, Bowne Closes Sale of Globalization Business to Lionbridge Technologies, Inc.); 2004 results from discontinued operations also include Bowne Business Solutions. Including discontinued operations, net income for the 2005 third quarter and year-to-date was $4.5 million and $12.5 million, or $0.13 and $0.35 per diluted share, respectively, compared to a loss of $6.5 million—or $0.18 per share— and earnings of $7.7 million, or $0.21 per diluted share, in the respective 2004 periods.
* * * * * * * *
Bowne entered into a stock repurchase plan in accordance with Rule 10b5-1 on August 1, 2005 (See press release dated July 29, 2005, Bowne & Co. Adopts Stock Repurchase Plan in Accordance With Rule 10b5-1 For $35 Million in Common Stock). As of October 25, 2005, 1,636,200 shares have been purchased at an average price of $13.85.
Days sales outstanding increased three days at September 30, 2005 from 72 days at September 30, 2004. Net cash used in operations for the period ended September 30, 2005 was $10.4 million versus net cash provided by operations of $5.0 million in 2004. Financial Print work-in-process inventory was $20.9 million at September 30, 2005, compared to $15.5 million at September 30, 2004.
As announced in February 2005, Bowne’s corporate office and New York-based operations will relocate to 55 Water Street during 2006, which is expected to result in a capital commitment of approximately $28 million. As detailed in our 8-K filed February 25, 2005, the lease has an initial term of 20 years for approximately 200,000 square feet. The guidance for capital expenditures for the remainder of 2005 has been updated to reflect an earlier move-in than originally expected.
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Business Outlook
The Company notes that forward-looking statements of future performance contained in the foregoing and in the following statements and certain statements made elsewhere in this release are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including demand for and acceptance of the Company’s services, new technological developments, competition and general economic or market conditions, particularly in the domestic and international capital markets, and the estimated annual savings from the cost reductions, the effect of potential dilution from the Convertible Subordinated Debt and the impact from any future purchases under our share repurchase program.
The following 2005 outlook is unchanged from our prior guidance given July 2005 except for additional restructuring and impairment charges and the addition of capital expenditures related to the New York office relocation.

2005 Outlook (1)
Revenues:	$650 to $695 million

Financial Print	$620 to $660 million

Litigation Solutions	$30 to $35 million

Segment Profit:

Financial Print	$65 to $75 million

Litigation Solutions	$3 to $5 million

Corporate/Other:

Corporate expense	$17 to $21 million

Restructuring and impairment charges	$11 million

Depreciation and amortization	$28 million

Interest expense	$5.5 million

Diluted earnings per share from continuing operations	$0.14 to $0.33

Diluted earnings per share from continuing operations, pro forma, adjusted for the sale of globalization business	$0.30 to $0.40

Diluted shares (2)	35.2 million

Capital expenditures, excluding NY office relocation	$20 million

Capital expenditures, NY office relocation (3)	$24 million

(1)	Excludes Bowne Global Solutions, which is reported as a discontinued operation.

(2)	Excludes the impact of the potential dilution from the Convertible Subordinated Debt (4,058,000 shares) and the impact of any purchases under our share repurchase program. At October 25, 2005, 32.6 million shares were outstanding.

(3)	Total expenditures are expected to be $28 million, of which approximately $24 million will be expended in 2005.
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Bowne & Co. will hold its earnings conference call to review the 2005 third quarter results on Thursday, October 27, 2005, at 11 a.m. Eastern Time. To join the Web cast, log on to http://www.bowne.com. To access the call via telephone, please dial (800) 406-5356 (domestic) or (913) 981-5572 (international) and ask for the Bowne teleconference.
About Bowne & Co., Inc.
Bowne & Co., Inc., founded in 1775, is a global leader in providing high-value solutions that empower our clients’ communications.
•	Bowne Financial Print: The world’s largest financial printer and leading EDGAR filer, specializing in the creation, management, translation and distribution of regulatory and compliance documents.

•	Bowne Enterprise Solutions: Digital composition, print, delivery and fulfillment of customized and personalized communications designed to enable companies to more-effectively target customers to increase market leadership.

•	Bowne Litigation Solutions: Consulting, electronic discovery and software solutions, including DecisionQuest®, one of the nation’s largest trial research firms, bring our clients fresh perspective resulting in better informed choices about strategies and tactics at every step in the litigation process.
Bowne & Co. combines these capabilities with superior customer service, new technologies, confidentiality and integrity to manage, repurpose and distribute a client’s information to any audience, through any medium, in any language, anywhere in the world. For more information, visit us at www.bowne.com.
[Tables follow]

BOWNE & CO., INC.
(NYSE:BNE)
Condensed Consolidated Statements of Operations
(unaudited)

	For the Periods Ended
	Sept 30
(in thousands, except per share information)	Quarter		Year-to-Date
	2005	2004	2005	2004
		(as restated)		(as restated)
Revenue	$159,359	$138,353	$532,585	$520,689
Expenses:

Cost of revenue	(107,185)	(92,688)	(344,469)	(323,339)
Selling and administrative	(46,606)	(43,724)	(142,152)	(149,839)
Depreciation	(5,876)	(6,712)	(19,009)	(20,310)
Amortization	(235)	(165)	(705)	(495)
Gain on sale of building	—	—	—	896
Restructuring, integration and asset impairment charges	(3,692)	(789)	(6,861)	(5,786)

	(163,594)	(144,078)	(513,196)	(498,873)

Operating (loss) income	(4,235)	(5,725)	19,389	21,816
Interest expense	(1,200)	(2,594)	(3,793)	(7,985)
Other income, net	154	173	1,316	868

(Loss) income from continuing operations before income taxes	(5,281)	(8,146)	16,912	14,699
Income tax benefit (expense)	1,456	2,846	(8,704)	(7,115)

(Loss) income from continuing operations	(3,825)	(5,300)	8,208	7,584
Discontinued operations (see notes):

Gain on sale of subsidiary	3,426	—	3,426	—
Income (loss) from discontinued operations, net of tax	4,922	(1,160)	822	108

Net income (loss) from discontinued operations	8,348	(1,160)	4,248	108

Net income (loss)	$4,523	$(6,460)	$12,456	$7,692

(Loss) earnings per share from continuing operations:
Basic	$(0.11)	$(0.15)	$0.24	$0.21
Diluted	$(0.11)	$(0.15)	$0.23	$0.21

Earnings (loss) per share from discontinued operations:
Basic	$0.24	$(0.03)	$0.12	$0.00
Diluted	$0.24	$(0.03)	$0.12	$0.00

Total earnings (loss) per share:
Basic	$0.13	$(0.18)	$0.36	$0.21
Diluted	$0.13	$(0.18)	$0.35	$0.21

Weighted-average shares outstanding:
Basic	34,489	36,410	34,693	35,878
Diluted	34,871	36,930	35,144	36,865

Dividends per share	$0.055	$0.055	$0.165	$0.165
Note: In November 2004, the Company sold its document outsourcing business, Bowne Business Solutions, to Williams Lea. The Condensed Consolidated Statements of Operations for the 2004 periods have been reclassified to reflect the results from this business as discontinued operations.
On September 1, 2005, the Company sold its globalization business, Bowne Global Solutions, to Lionbridge Technologies, Inc. The Condensed Consolidated Statements of Operations for the current and prior periods has been reclassified to reflect the results from this business as discontinued operations.
As restated: As previously disclosed in the Company’s 2004 Form 10-K, the results for the quarter and year-to-date ended September 30, 2004 have been restated to reflect the tax effect of corrections to intercompany adjustments related to foreign entities within the globalization segment. While this restatement had no impact on results of operations for the 2004 full year, the impact on the 2004 third quarter was a decrease in net loss of $166, or $0.00 per share. The impact on the 2004 nine-month, year-to-date results was an increase in net income of $297, or $0.01 per share. The effect of this restatement is reflected in the income (loss) from discontinued operations.

BOWNE & CO., INC.
(NYSE: BNE)
Condensed Consolidated Balance Sheets
(unaudited)

	Sept. 30,	Sept. 30,	Dec. 31,
(in thousands)	2005	2004	2004
Assets
Cash and marketable securities	$145,462	$8,290	$71,928
Accounts receivable, net	133,247	110,775	114,376
Inventories	27,915	20,122	20,559
Prepaid expenses and other current assets	28,418	29,432	28,941
Assets held for sale	—	116,119	79,822

Total current assets	335,042	284,738	315,626

Property, plant and equipment, net	89,045	97,302	95,620
Goodwill and other intangibles, net	50,873	52,787	53,677
Other assets	85,224	22,618	23,119
Assets held for sale, non current	—	262,506	166,567

Total assets	$560,184	$719,951	$654,609

Liabilities and Stockholders’ Equity
Current portion of long-term debt and short-term borrowings	$200	$—	$200
Accounts payable and accrued liabilities	110,169	102,218	120,312
Liabilities held for sale	—	52,220	37,093

Total current liabilities	110,369	154,438	157,605

Long-term debt	75,600	135,000	75,800
Deferred employee compensation and other	38,317	43,631	43,359
Liabilities held for sale, non current	—	10,982	5,048
Stockholders’ equity	335,898	375,900	372,797

Total liabilities and stockholders’ equity	$560,184	$719,951	$654,609

Note: 2004 balances have been reclassified to reflect the November 2004 sale of Bowne Business Solutions and the September 1, 2005 sale of Bowne Global Solutions. The assets and liabilities from these businesses are reported as held for sale and the condensed consolidated balance sheets for the 2004 periods have been reclassified to reflect this presentation.

BOWNE & CO., INC.
(NYSE: BNE)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
(in thousands)	2005	2004
		(as restated)
Cash flows from operating activities:
Income from continuing operations	$8,208	$7,584
Depreciation and amortization	19,714	20,805
Asset impairment charges	4,723	153
Gain on sale of building	—	(896)
Changes in assets and liabilities, net of non-cash transactions	(43,018)	(22,678)

Net cash (used in) provided by operating activities	(10,373)	4,968

Cash flows from investing activities:
Purchase of property, plant and equipment	(14,594)	(13,275)
Purchase of marketable securities	(67,000)	—
Proceeds from the sale of marketable securities	20,280	—
Proceeds from the sale of subsidiary, net of costs paid and marketable securities received	120,218	—
Proceeds from the sale of building	—	6,731
Other	230	122

Net cash provided by (used in) investing activities	59,134	(6,422)

Cash flows from financing activities:
Proceeds from borrowings	34,000	128,229
Payment of debt	(34,200)	(131,229)
Proceeds from stock options exercised	7,455	18,503
Purchase of treasury stock	(18,122)	—
Payment of dividends	(5,611)	(5,762)

Net cash (used in) provided by financing activities	(16,478)	9,741

Net cash used in discontinued operations	(5,491)	(10,817)

Net increase (decrease) in cash and cash equivalents	$26,792	$(2,530)
Cash and Cash Equivalents—beginning of period	51,557	10,738

Cash and Cash Equivalents—end of period	$78,349	$8,208

BOWNE & CO., INC.
(NYSE: BNE)
Segment Information
(unaudited)
Information regarding the operations of each business segment is set forth below. Performance is evaluated based on several factors, of which the primary financial measure is segment profit. Segment profit is defined as gross margin (revenue less cost of revenue) less selling and administrative expenses, plus the Company’s equity share of income (losses) associated with a joint venture investment in the Litigation Solutions segment. Segment performance is evaluated exclusive of interest, income taxes, depreciation, amortization, certain shared corporate expenses, restructuring, integration and asset impairment charges, gain on sale of building, other expenses and other income. Therefore, this information is presented in order to reconcile to income from continuing operations before income taxes. The Corporate/Other category includes (i) corporate expenses for shared administrative, legal, finance and other support services which are not directly attributable to the operating segments, (ii) restructuring, integration and asset impairment charges, and (iii) other expenses and other income.

	For Periods Ended September 30,
(in thousands)	Quarter		Year-to-Date
	2005	2004	2005	2004
		(as restated)		(as restated)
Revenues:
Financial Printing	$152,337	$129,991	$509,889	$494,015
Litigation Solutions	7,022	8,362	22,696	26,674

	$159,359	$138,353	$532,585	$520,689

Segment profit:
Financial Printing	9,541	6,429	59,192	62,270
Litigation Solutions	670	(26)	2,212	1,042
Corporate/Other (see detail below)	(8,181)	(5,078)	(20,985)	(19,823)

	2,030	1,325	40,419	43,489

Depreciation	(5,876)	(6,712)	(19,009)	(20,310)
Amortization	(235)	(165)	(705)	(495)
Interest	(1,200)	(2,594)	(3,793)	(7,985)

Loss (income) from continuing operations before income taxes	$(5,281)	$(8,146)	$16,912	$14,699

Corporate/Other (by type):

Shared corporate expenses	$(4,329)	$(4,241)	$(14,602)	$(15,054)
Other (expense) income, net	(160)	(48)	478	121
Gain on sale of building	—	—	—	896
Restructuring charges, integration costs and asset impairment charges	(3,692)	(789)	(6,861)	(5,786)

Total	$(8,181)	$(5,078)	$(20,985)	$(19,823)

BOWNE & CO., INC.
(NYSE: BNE)
PRO FORMA SUPPLEMENTAL INCOME INFORMATION
Reconciliation to Condensed Consolidated Statements of Operations
(unaudited)
Pro forma supplemental income information, which is not prepared in accordance with generally accepted accounting principles, excludes restructuring, integration and asset impairment charges and the gain on sale of building. The Company believes that presentation of this supplemental information is useful to investors to evaluate performance in comparison to prior year’s results. This pro forma supplemental information is an alternative to, and not a replacement measure of, operating performance as determined in accordance with generally accepted accounting principles.

	For the Periods Ended Sept. 30,
	Quarter		Year-to-Date
(in thousands, except per share information)	2005	2004	2005	2004
		(as restated)		(as restated)
(Loss) income from continuing operations	$(3,825)	$(5,300)	$8,208	$7,584
Add back:
Restructuring, integration and asset impairment charges, net of pro forma tax effect (1)	2,377	491	4,373	3,639
Gain on sale of building, net of pro forma tax effect (2)	—	—	—	(551)

(Loss) income from continuing operations, pro forma	$(1,448)	$(4,809)	$12,581	$10,672

Earnings per share from continuing operations:
Basic	$(0.11)	$(0.15)	$0.24	$0.21
Diluted	$(0.11)	$(0.15)	$0.23	$0.21

Earnings per share from continuing operations—pro forma:
Basic	$(0.04)	$(0.13)	$0.36	$0.30
Diluted	$(0.04)	$(0.13)	$0.36	$0.29
Weighted-average shares outstanding:
Basic	34,489	36,410	34,693	35,878
Diluted	34,871	36,930	35,144	36,865

(1)	In 2005, restructuring, integration and asset impairment charges of $3.7 million for the quarter and $6.9 million year-to-date are net of tax benefits of $1.3 million and $2.5 million, respectively. In 2004, the restructuring, integration and asset impairment charges of $0.8 million for the quarter and $5.8 million year-to-date, are net of tax benefits of $0.3 million and $2.2 million, respectively.

(2)	Gain on sale of building of $0.9 million, net of taxes of $0.3 million.